UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 14, 2026
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	ALK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

(a) Alaska Air Group, Inc.'s (the "Company") Annual Meeting of Stockholders was held on May 12, 2026.

(b) At the Annual Meeting, all 10 director nominees were elected for one-year terms expiring on the date of the Annual Meeting in 2027. The results of the voting with respect to the election of directors were as follows:

Proposal 1. Election of nominees for the Board of Directors:

Board Nominees	For	Against	Abstain	Broker Non Votes
Patricia M. Bedient	73,328,066	5,875,484	117,994	13,479,868
James A. Beer	72,957,094	6,241,131	123,319	13,479,868
Raymond L. Conner	78,240,159	960,438	120,947	13,479,868
Daniel K. Elwell	78,696,129	502,575	122,840	13,479,868
Kathleen T. Hogan	70,430,880	8,768,973	121,691	13,479,868
Adrienne R. Lofton	78,662,240	535,577	123,727	13,479,868
Benito Minicucci	78,024,523	1,189,270	107,751	13,479,868
Helvi K. Sandvik	73,643,665	5,548,955	128,924	13,479,868
Peter A. Shimer	78,692,631	494,403	134,510	13,479,868
Eric K. Yeaman	73,558,873	5,613,488	149,183	13,479,868

The results of voting on Proposals 2 and 3 were as follows:

Proposal 2. A board proposal seeking an advisory vote to approve the compensation of the Company’s Named Executive Officers:

Number of Votes
For	71,795,621
Against	7,301,516
Abstain	224,407
Broker Non-votes	13,479,868

Proposal 3. A board proposal seeking ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2026:

Number of Votes
For	86,203,330
Against	6,241,500
Abstain	356,582
Broker Non-votes	N/A

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: May 14, 2026

/s/ KYLE B. LEVINE
Kyle B. Levine
Executive Vice President Corporate and Public Affairs,
Chief Legal Officer and Corporate Secretary